As filed with the Securities and Exchange Commission on October 30, 2020.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
ECOLAB INC.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	41-0231510 (I.R.S. Employer Identification No.)
1 Ecolab Place
St. Paul, Minnesota 55102
(800) 232-6522
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Michael C. McCormick, Esq.
Executive Vice President, General Counsel and Secretary
Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
(800) 232-6522
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy to:
Laura A. Kaufmann Belkhayat, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
One Manhattan West
New York, New York 10001-8602
Telephone: (212) 735-3000
Facsimile: (212) 735-2000
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(1)(2)
Debt securities

(1)
Omitted pursuant to General Instruction II.3 of Form S-3.

(2)
In accordance with Rule 456(b) and Rule 457(r) under the Securities Act, the registrant is deferring payment of all of the registration fee.

Prospectus
Debt Securities
We may offer and sell debt securities from time to time, in one or more offerings. We will provide the specific terms of any offering and debt securities in one or more supplements to this prospectus. Any prospectus supplement may also add to, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement or free writing prospectus carefully before you make your investment decision.
We may offer and sell debt securities on an immediate, continuous or delayed basis to or through underwriters, brokers or dealers, directly to purchasers, through agents or through a combination of any of these methods.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement or free writing prospectus that describes the securities and the method and terms of the offering.
Investing in our debt securities involves risks. You should carefully read and consider the risk factors included in our periodic reports, in the prospectus supplement relating to any specific offering of debt securities and in other documents that we file with the Securities and Exchange Commission before deciding to invest in our debt securities. See “Risk Factors” on page 3 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 30, 2020.

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell debt securities as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of, among other things, the debt securities that we may offer. Each time that debt securities are sold, a prospectus supplement or free writing prospectus containing specific information about the terms of that offering and the particular debt securities will be provided. The prospectus supplement or free writing prospectus may also add to, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement or free writing prospectus together with additional information described under the heading “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement and in any free writing prospectus issued by us. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
You should not assume that the information contained in this prospectus or any prospectus supplement or free writing prospectus is accurate on any date other than the date of such document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus or any prospectus supplement or free writing prospectus is delivered or securities are sold on a later date. Neither the delivery of this prospectus or any applicable prospectus supplement or free writing prospectus nor any distribution of securities pursuant to such documents shall, under any circumstances, create any implication that there has been no change in the information set forth in this prospectus or any applicable prospectus supplement or free writing prospectus or in our affairs since the date of this prospectus or any applicable prospectus supplement or free writing prospectus.
Unless otherwise stated or the context otherwise requires, references in this prospectus to “Ecolab,” “we,” “our,” “us,” “the Company” or similar references are to Ecolab Inc. and its consolidated subsidiaries.

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RISK FACTORS
Investing in our debt securities involves risks. Before investing in our debt securities, in addition to the other information, documents or reports included or incorporated by reference into this prospectus and any prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement, in our most recent Annual Report on Form 10-K and any Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed subsequent to such Annual Report on Form 10-K, as the same may be amended, supplemented or superseded from time to time by our filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in our other filings with the SEC. These risks could materially and adversely affect our business, financial condition or operating results and could result in a partial or complete loss of your investment.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, including Ecolab, that file electronically with the SEC at http://www.sec.gov.
The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents that we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus. Information that we file subsequent to the date of this prospectus with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the filing of this prospectus and prior to the termination of the offering:
•
our Annual Report on Form 10-K for the year ended December 31, 2019 (including the portions of our definitive proxy statement for the 2020 annual meeting of stockholders, filed on March 20, 2020, specifically incorporated by reference into Part III thereof);

•
our Quarterly Reports on Form 10-Q for the periods ended March 31, 2020, June 30, 2020 and September 30, 2020; and

•
our Current Reports on Form 8-K filed with the SEC on March 4, 2020, March 24, 2020, March 31, 2020, April 13, 2020, May 1, 2020, May 8, 2020, June 9, 2020, August 13, 2020, September 25, 2020 and October 30, 2020.

We do not incorporate by reference any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K into this filing or any future filings, unless specifically stated otherwise. You may obtain copies, without charge, of documents incorporated by reference in this prospectus by requesting them in writing or orally. To receive any such copy, call or write:
Ecolab Inc.
1 Ecolab Place
St. Paul, Minnesota 55102
Attn: Corporate Secretary
1-800-232-6522
Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.
General information about us, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at www.ecolab.com/investor as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings.

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FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Additionally, we or our representatives may, from time to time, make other written or verbal forward-looking statements. In this prospectus and the documents incorporated by reference herein, we discuss expectations regarding our business, financial condition and results of operations. Without limiting the foregoing, words or phrases such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “we believe,” “we expect,” “estimate,” “project,” “may,” “will,” “intend,” “plan,” “believe,” “target,” “forecast” (including the negative or variations thereof) or similar terminology generally identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding our financial and business performance and prospects, including the impact of the coronavirus disease 2019 (“COVID-19”) outbreak on our sales, operating results and cash flows and investments in technologies. These statements are based on the current expectations of management of the company. These statements, which represent our expectations or beliefs concerning various future events, are based on current expectations that involve a number of risks and uncertainties that could cause actual results to differ materially from those of such forward-looking statements. We caution that undue reliance should not be placed on forward-looking statements, which speak only as of the date made.
Additional risks and uncertainties that could cause results to differ materially from those expressed in any forward-looking statements are discussed in Part II, Item 1A, entitled “Risk Factors,” in our Quarterly Report on Form 10-Q for the period ended September 30, 2020, which is incorporated by reference herein, and in our other public filings and include the effects and duration of COVID-19, the vitality of the markets we serve; the impact of economic factors such as the worldwide economy, capital flows, interest rates, foreign currency risk, and reduced sales and earnings in our international operations resulting from the weakening of local currencies versus the U.S. dollar; our ability to execute key business initiatives, including restructurings and our enterprise resource planning system upgrades; potential information technology infrastructure failures or breaches in data security; our ability to attract, retain and develop high caliber management talent to lead our business; our ability to successfully compete with respect to value, innovation and customer support; exposure to global economic, political and legal risks related to our international operations; difficulty in procuring raw materials or fluctuations in raw material costs; pressure on operations from consolidation of customers and vendors; the costs and effects of complying with laws and regulations, including those relating to the environment, to the manufacture, storage, distribution, sale and use of our products and to labor and employment, as well as to the conduct of our business generally; the occurrence of litigation or claims; restraints on pricing flexibility due to contractual obligations; our ability to acquire complementary businesses and to effectively integrate such businesses; changes in tax laws and unanticipated tax liabilities; potential loss of deferred tax assets; our indebtedness, and any failure to comply with covenants that apply to our indebtedness; public health outbreaks, epidemics or pandemics, such as the current outbreak of COVID-19; potential losses arising from the impairment of goodwill or other assets; potential chemical spill or release; the loss or insolvency of a major customer or distributor; repeated or prolonged government and/or business shutdowns or similar events; acts of war or terrorism; natural or man-made disasters; water shortages; severe weather conditions; and other uncertainties or risks reported from time to time in our reports to the SEC.
You should carefully consider all of the information in or incorporated by reference into this prospectus and any accompanying prospectus supplement or free writing prospectus prior to investing in our debt securities. Additional risk factors may be included in a prospectus supplement or free writing prospectus relating to a particular series or offering of debt securities. Except as may be required under applicable law, we do not undertake, and expressly disclaim, any duty to update our forward-looking statements.

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ECOLAB INC.
Ecolab is a global leader in water, hygiene and infection prevention solutions and services. We deliver comprehensive solutions, data-driven insights and personalized service to advance food safety, maintain clean and safe environments, optimize water and energy use, and improve operational efficiencies and sustainability for customers in the food, healthcare, hospitality and industrial markets in more than 170 countries. Our cleaning and sanitizing programs and products, and pest elimination services support customers in the foodservice, food and beverage processing, hospitality, healthcare, government and education, retail, textile care and commercial facilities management sectors. Our products and technologies are also used in water treatment, pollution control, energy conservation, oil refining, primary metals manufacturing, papermaking, mining and other industrial processes.
Our principal executive offices are located at 1 Ecolab Place, St. Paul, Minnesota 55102. Our telephone number at our principal executive offices is 1-800-232-6522. Our Internet website address is www.ecolab.com. The information contained on our website is not incorporated by reference in this prospectus. Our common stock is listed and traded on the New York Stock Exchange under the trading symbol “ECL.”
USE OF PROCEEDS
Unless otherwise indicated in the applicable prospectus supplement or other offering material, we intend to use the net proceeds from the sale of our debt securities for general corporate purposes. General corporate purposes may include repayment of debt, repurchase of shares of our common stock, capital expenditures, acquisitions and any other purposes that may be stated in any prospectus supplement or other offering material. The net proceeds may be invested temporarily or applied to repay short-term or revolving debt until they are used for their stated purpose.

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DESCRIPTION OF DEBT SECURITIES
As used in this “Description of Debt Securities” section of this prospectus, debt securities means the debentures, notes, bonds and other evidences of indebtedness that we may issue from time to time. As used in this “Description of Debt Securities” section of this prospectus, references to “Ecolab,” “we,” “our,” “us,” “the Company” or similar references are to Ecolab Inc., the issuer of the debt securities. We may offer secured or unsecured debt securities, which may be senior or subordinated and which may be convertible or non-convertible. Unless otherwise specified in the applicable prospectus supplement or free writing prospectus, debt securities will be issued in one or more series under an indenture dated as of January 12, 2015, between Ecolab Inc. and Wells Fargo Bank, National Association, as trustee, which has been incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
The following description briefly summarizes certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement or free writing prospectus and the extent, if any, to which the general terms and provisions described below may apply to such debt securities will be described in the applicable prospectus supplement or free writing prospectus. The terms of the debt securities will include those set forth in the applicable indenture and the applicable indenture supplement or company order, if any, and those made a part of the applicable indenture by the Trust Indenture Act of 1939, as amended. You should read the description below, the applicable prospectus supplement or free writing prospectus and the provisions of the applicable indenture and the applicable indenture supplement or company order, if any, in their entirety before investing in any of the debt securities. The statements and descriptions in this prospectus or in any prospectus supplement or free writing prospectus regarding terms and provisions of the applicable indenture, any applicable indenture supplement or company order and any debt securities are summaries thereof, do not purport to be complete and are subject to, and qualified in their entirety by reference to, all of the provisions of the applicable indenture and any such supplements, company orders and debt securities, including the definitions therein of certain terms.
Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the aggregate principal amount of debt securities that may be issued under the applicable indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time. The prospectus supplement or free writing prospectus relating to any particular series of debt securities will describe the specific terms of such debt securities. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the issuer of debt securities of a particular series may issue additional debt securities of such series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the applicable indenture.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement or free writing prospectus. Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities will not be listed on any securities exchange.
We expect the debt securities to be issued in fully registered form without coupons. Subject to the limitations provided in the applicable indenture and in the applicable prospectus supplement or other offering material, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Unless otherwise stated in the applicable prospectus supplement or free writing prospectus, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement or free writing prospectus. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

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The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement or other offering material.
The debt securities and the indenture under which the debt securities are issued will be governed by and construed in accordance with the laws of the State of New York.
Wells Fargo Bank, National Association, is the trustee under the indenture, and is anticipated to be appointed as the paying agent, conversion agent, registrar and custodian with regard to the debt securities. Wells Fargo Bank, National Association and its affiliates currently provide, and may in the future provide, banking and other services to us and our subsidiaries in the ordinary course of their respective businesses, for which they receive, or will receive, customary fees and reimbursement of expenses. We may also appoint a different trustee with respect to one or more series of debt securities.

7

PLAN OF DISTRIBUTION
We may sell the debt securities being offered hereby in one or more of the following ways from time to time:
•
to or through underwriters, brokers or dealers;

•
directly to purchasers;

•
through agents; or

•
through a combination of any of these methods.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or free writing prospectus. If so, the third parties may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or free writing prospectus.
The specific plan of distribution, including any underwriters, brokers, dealers, agents or direct purchasers and their compensation, for any securities offered hereunder will be identified in the applicable prospectus supplement, in a post-effective amendment, or in filings we make with the SEC under the Exchange Act that are incorporated by reference.
Underwriters, brokers, dealers or agents that participate in the offer of securities, or their affiliates, may have engaged or engage in transactions with and perform services for us or our affiliates in the ordinary course of business for which they may have received or receive customary fees and reimbursement of expenses.

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LEGAL MATTERS
The validity of the debt securities offered by this prospectus and any prospectus supplement will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York.
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
With respect to the unaudited financial information of Ecolab Inc. for the three-month periods ended March 31, 2020 and 2019, the six-month periods ended June 30, 2020 and 2019 and the nine-month periods ended September 30, 2020 and 2019, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2020, August 6, 2020 and October 30, 2020 incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not a ‘report” or a “part” of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.
The financial statements incorporated in this prospectus by reference to Ecolab Inc.’s Current Report on Form 8-K dated September 25, 2020 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K of Ecolab Inc. for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   Other Expenses of Issuance and Distribution.
The following table sets forth the expenses, other than underwriting discounts and commissions, payable by Ecolab Inc., a Delaware corporation (the “Company” or “Ecolab”), in connection with the issuance and distribution of the debt securities being registered hereby.
Securities and Exchange Commission registration fee	$	*
Trustee’s fees and expenses		**
Printing and engraving fees and expenses		**
Accounting fees and expenses		**
Legal fees		**
Rating agency fees		**
Miscellaneous		**
Total expenses	$	**

*
The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r) under the Securities Act of 1933, as amended (the “Securities Act”).

**
An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.   Indemnification of Directors and Officers.
Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.
Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought shall determine that, despite the adjudication of liability, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
Section 145 further provides that, (i) to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145 or in the defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith, (ii) the indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled and (iii) the scope of indemnification extends to directors, officers, employees or agents of a constituent corporation absorbed in a consolidation or merger and persons serving in that capacity at the request of the constituent corporation for another. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of a present or former director or officer of the corporation (among certain other persons) against any liability asserted against or incurred by the person in any such capacity or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liabilities under Section 145, including liabilities under the Securities Act.
Article V of Ecolab’s By-Laws, as amended, provides for indemnification of Ecolab’s officers and directors to the full extent allowed by Delaware law.
In addition, Article IV of Ecolab’s Restated Certificate of Incorporation provides that Ecolab’s directors do not have personal liability to Ecolab or its stockholders for monetary damages for any breach of their fiduciary duty as directors, except (1) for a breach of the duty of loyalty, (2) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, (3) for willful or negligent violations of certain provisions under the DGCL imposing certain requirements with respect to stock repurchases, redemptions and dividends or (4) for any transaction from which the director derived an improper personal benefit. Subject to these exceptions, under Article IV, directors do not have any personal liability to Ecolab or its stockholders for any violation of their fiduciary duty.
Ecolab has directors and officers liability insurance which protects each director or officer from certain claims and suits, including stockholder derivative suits, even where the director may be determined to not be entitled to indemnification under the DGCL, and claims and suits arising under the Securities Act. The directors and officers liability insurance may also afford coverage under circumstances where the facts do not justify a finding that the director or officer acted in good faith and in a manner that was in or not opposed to the best interests of Ecolab.
Ecolab has entered into indemnification agreements with each of its directors. Each director’s indemnification agreement generally provides that, in the event the director was, is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation (any of the foregoing, a “Claim”), by reason of (or arising in part out of) any event or occurrence related to the fact that the director is or was a director, officer, employee, agent or fiduciary of Ecolab, or is or was serving at the request of Ecolab as a director, officer, employee, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by the director in any such capacity (any such event or occurrence, an “Indemnifiable Event”), Ecolab will (1) indemnify the director to the fullest extent permitted by law against any and all expenses (including attorneys’ fees and other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend, be a witness in or participate in such Claim), judgments, fines, penalties and amounts paid in settlement of such Claim and (2) advance such expenses to the director, subject to reimbursement by the director if it is subsequently determined that indemnification is not permitted. Each director’s indemnification agreement also requires that Ecolab indemnify the director against expenses, and to advance expenses to the director, in connection with any action brought by the director for indemnification or advancement of expenses relating to Claims for Indemnifiable Events or for recovery under any directors’ and officers’ liability insurance policies maintained by Ecolab. The indemnification agreements further provide that Ecolab has the burden of proving that a director is not entitled to indemnification in any particular case.
The foregoing represents a summary of the general effect of the DGCL, Ecolab’s By-Laws, as amended, and Restated Certificate of Incorporation, Ecolab’s directors and officers liability insurance coverage and the indemnification agreements for purposes of general description only.

Item 16.   Exhibits.
Exhibit No.	Description	Method of Filing
(1.1)	Form of underwriting agreement.	*
(4.1)	Indenture, dated January 12, 2015, between the Company and Wells Fargo Bank, National Association (the “Indenture”).	Incorporated by reference to Exhibit 4.1 in the Company’s Current Report on Form 8-K filed on January 15, 2015.
(4.2)	Form of debt security.	*
(5.1)	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.	Filed herewith electronically.
(15.1)	Letter regarding unaudited interim financial information.	Filed herewith electronically.
(23.1)	Consent of PricewaterhouseCoopers LLP.	Filed herewith electronically.
(23.2)	Consent of Skadden, Arps, Slate, Meagher & Flom LLP.	Included in Exhibit (5.1).
(25.1)	Form T-1 Statement of Eligibility Under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture.	Filed herewith electronically.

*
To be filed as an exhibit to a post-effective amendment to this registration statement or to be filed as an exhibit to a current report on Form 8-K in connection with a specific offering and incorporated herein by reference.

Item 17.   Undertakings.
(a)      The undersigned registrant hereby undertakes:
(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, That: Paragraphs (a)(1)(i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of St. Paul, State of Minnesota, on October 30, 2020.
ECOLAB INC.
By:	/s/ Douglas M. Baker, Jr.
Name: Douglas M. Baker, Jr.
Title: Chairman of the Board and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 30, 2020.
Signature	Title
/s/ Douglas M. Baker, Jr. Douglas M. Baker, Jr.	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)
/s/ Daniel J. Schmechel Daniel J. Schmechel	Chief Financial Officer (Principal Financial Officer)
/s/ Scott D. Kirkland Scott D. Kirkland	Senior Vice President and Corporate Controller
/s/ Shari L. Ballard Shari L. Ballard	Director
/s/ Barbara J. Beck Barbara J. Beck	Director
/s/ Christophe Beck Christophe Beck	Director
/s/ Jeffrey M. Ettinger Jeffrey M. Ettinger	Director
/s/ Arthur J. Higgins Arthur J. Higgins	Director
/s/ Michael Larson Michael Larson	Director

Signature	Title
/s/ David W. MacLennan David W. MacLennan	Director
/s/ Tracy B. McKibben Tracy B. McKibben	Director
/s/ Lionel L. Nowell, III Lionel L. Nowell, III	Director
/s/ Victoria J. Reich Victoria J. Reich	Director
/s/ Suzanne M. Vautrinot Suzanne M. Vautrinot	Director
/s/ John J. Zillmer John J. Zillmer	Director